Exhibit 99.1

April 26, 2023

EzFill Adds Holdings Announces Reverse Stock Split

MIAMI, FL, April 26, 2023 (GLOBE NEWSWIRE) — EzFill Holdings, Inc. (“EzFill” or the “Company”) (NASDAQ: EZFL), a pioneer and emerging leader in the mobile fuel industry, today announced it will effect a reverse stock split of its common stock. EzFill expects its common stock to begin trading on a split-adjusted basis on the Nasdaq Capital Market as of the commencement of trading on April 27, 2023.

The reverse stock split was approved by the Board of Directors of the Company and is intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market.

At the effective time of the reverse stock split, every 8 shares of EzFill common stock issued and outstanding will be combined into one share of common stock issued and outstanding. This will reduce the Company’s outstanding common stock from approximately 28.8 million shares to approximately 3.6 million shares. No fractional shares of common stock will be issued as a result of the reverse stock split and instead fractional shares will be rounded up.

Arthur Levine, Chief Financial Officer, commented, “The reverse split is a necessary step in our efforts to maintain our listing on the Nasdaq market. The visibility and credibility that comes with a Nasdaq listing is an important component in our efforts to enhance shareholder value.”

About EzFill

EzFill is a leader in the fast-growing mobile fuel industry, with the largest market share in its home state of Florida. Its mission is to disrupt the gas station fueling model by providing consumers and businesses with the convenience, safety, and touch-free benefits of on- demand fueling services brought directly to their locations. For commercial and specialty customers, at-site delivery during downtimes enables operators to begin their daily operations with fully fueled vehicles. For more information, visit www.ezfl.com.

With the number of gas stations in the U.S. continuing to decline, corporate giants such as Shell, Exxon, GM, Bridgestone, Enterprise, and Mitsubishi have recognized the increasing shift in consumer behavior and are investing in the fast growing on-demand mobile fueling industry. As the only company to provide fuel delivery in three vertical segments - consumer, commercial, and specialty including marine, we believe EzFill is well positioned to capitalize on the growing demand for convenient and cost-efficient mobile fueling options.

Forward Looking Statements

This press release contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward- looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Investor and Media Contact:

Tradigital Investor Relations

John McNamara

john@tradigitalir.com